Exhibit 99.1

Boise Cascade Company
1111 West Jefferson Street, Suite 300
Boise, ID 83702

April 20, 2020

Media Contact Lisa Chapman Office 208-384-6552	Investor Relations Contact Wayne Rancourt Office 208-384-6073

2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIA INTERNET ONLY

Meeting Date and Time: Thursday, May 7, 2020 at 12:00 p.m. MDT

Due to the ongoing public health impact of the coronavirus pandemic (COVID-19), and to support the health and well-being of our shareholders, associates, and community, the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be held online in a virtual meeting format only via live webcast accessible at www.virtualshareholdermeeting.com/BCC2020. Shareholders of record as of March 9, 2020, will be able to access the meeting using their control number found on their proxy materials, but will not be able to attend the annual meeting physically in person.

About Boise Cascade
Boise Cascade is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.